Exhibit 99.1

Northern Lights Acquisition Corporation Announces Pricing of $100,000,000 Initial Public Offering

Denver, CO, June 23, 2021 – Northern Lights Acquisition Corporation (the “Company”) announced today that it priced its initial public offering of 10,000,000 units at $10.00 per unit. The units will be listed on the Nasdaq Capital Market (“Nasdaq”) and will begin trading tomorrow, Thursday, June 24, 2021, under the ticker symbol “NLITU”. Each unit consists of one share of the Company’s Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants are exercisable and will trade.  Once the securities comprising the units begin separate trading, shares of the Class A common stock and warrants are expected to be listed on Nasdaq under the symbols “NLIT” and “NLITW” respectively.

The Company is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company has not selected any specific business combination target and has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. While the Company may pursue an initial business combination target in any business, industry, or geographical location, the Company intends to focus its search on businesses in the cannabis industry that are compliant with all applicable laws and regulations within the jurisdictions in which they are located or operate and, in particular, the Company will not invest in, or consummate a business combination with, a target business that the Company determines has been operating, or whose business plan is to operate, in violation of U.S. federal laws, including the U.S. Controlled Substances Act. The Company is led by Co-Chief Executive Officer, John Darwin and Co-Chief Executive Officer, Joshua Mann.

EH Hutton, division of Benchmark Investments, LLC, is acting as the sole bookrunner for the offering. The Company has granted the underwriter a 45-day option to purchase up to an additional 1,500,000 units at the initial public offering price to cover over-allotments, if any. Nelson Mullins Riley & Scarborough LLP acted as counsel to the Company and Loeb & Loeb LLP acted as counsel for EF Hutton.

The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained, when available, from EH Hutton, division of Benchmark Investments LLC, Attn: Syndicate Department, 590 Madison Ave, 39th Floor, New York, New York 10022, by telephone at (212) 404-7002, by fax at (646) 861-4697, or by email at syndicategroup@efhuttongroup.com.

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission (“SEC”) on June 23, 2021.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

John Darwin

info@luminouscap.ca

(510) 323-2526